UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

Intel Corporation (the "Company") previously announced the implementation of our internal foundry operating model, which took effect in the first quarter of 2024, and creates a foundry relationship between our Intel Products business (collectively CCG, DCAI, and NEX) and our Intel Foundry business. Intel Products consists substantially of design and development of CPUs and related solutions for third party customers. Intel Foundry consists substantially of process engineering, manufacturing, and foundry services groups that provide manufacturing, test, and assembly services to our Intel Products business and to third party customers. Both businesses utilize marketing, sales, and other support functions.
Our internal foundry model is a key component of our strategy and is designed to reshape our operational dynamics and drive greater transparency, accountability, and focus on costs and efficiency. We also previously announced our intent to operate Altera, an Intel company (previously Intel's Programmable Solutions Group), as a standalone business, with segment reporting beginning in the first quarter of 2024. Altera was previously included in our DCAI segment results. As a result of these changes, we modified our segment reporting in the first quarter of 2024 to align to this new operating model. All prior period segment data has been retrospectively adjusted to reflect the way our Chief Operating Decision Maker (CODM) internally receives information and manages and monitors our operating segment performance starting in fiscal year 2024. We have also provided additional discussion below with respect to our operating segments and results of operations for 2023 as compared to 2022. There are no changes to Intel’s consolidated financial statements for 2023, 2022 and 2021 or any other periods.
We are furnishing Exhibit 99.1 to this Current Report on Form 8-K to facilitate comparisons of our current operating segments with our operating segments in prior periods. Exhibit 99.1 recasts certain historical operating segment financial information and related disclosures from our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (the "2023 Form 10-K"), filed with the Securities and Exchange Commission (the "SEC") on January 26, 2024, to be consistent with the presentation of our new operating segments to be reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2024.
The information included in Exhibit 99.1 to this Form 8-K, revises certain information in Item 7 of the 2023 Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations" to reflect the reporting change described above. It does not address other sections of the 2023 Form 10-K or amend or restate our audited consolidated financial statements that were included in the 2023 Form 10-K. Other than the description of the Intel Foundry segment and as required to recast and effect the changes resulting from our new operating segments, the exhibit describes conditions as of the date of the 2023 Form 10-K filing and does not reflect events occurring after we filed the 2023 Form 10-K. Therefore, Exhibit 99.1 should be read in conjunction with the 2023 Form 10-K and filings made subsequent to the date of the 2023 Form 10-K.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are provided as part of this Report:

Exhibit Number	Description
99.1
Retrospective revision to Item 7 of Intel Corporation's Annual Report on Form 10-K "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the year ended December 30, 2023, as originally filed with the SEC on January 26, 2024.

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	April 2, 2024	By:	/s/ DAVID ZINSNER
David Zinsner
Executive Vice President, Chief Financial Officer, and Principal Financial Officer
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